Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 18, 2014 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Validus Holdings, Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2013.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Ltd.
Hamilton, Bermuda
July 30, 2014

PricewaterhouseCoopers Ltd., Chartered Professional Accountants,  P.O. Box HM 1171, Hamilton HM EX, Bermuda
T: +1 (441) 295 2000, F:+1 (441) 295 1242, www.pwc.com/bermuda